Exhibit 5.1

Porter Wright

Morris & Arthur LLP

41 South High Street

Suites 2800-3200

Columbus, Ohio 43215-6194

Direct: 614-227-2059

Fax: 614-227-2100

Toll free: 800-533-2794

www.porterwright.com

CINCINNATI

CLEVELAND

COLUMBUS

DAYTON

NAPLES

WASHINGTON, DC

July 1, 2015

Columbia Pipeline Group, Inc.

5151 San Felipe Street, Suite 2500

Houston, Texas 77056

Ladies and Gentlemen:

With respect to the Registration Statement on Form S-8 (the “Registration Statement”) being filed with the Securities and Exchange Commission by Columbia Pipeline Group, Inc., a Delaware corporation (the “Company”), under the Securities Act of 1933, as amended, relating to the registration of 19,100,000 shares of common stock of the Company, par value $0.01 per share (the “Shares”), to be issued pursuant to the (i) the Columbia Pipeline Group, Inc. 2015 Omnibus Incentive Plan; (ii) the Columbia Pipeline Group, Inc. Employee Stock Purchase Plan; and (iii) the Columbia Pipeline Group 401(k) Savings Plan (each a “Plan” and collectively, the “Plans”), we advise you as follows:

We are counsel for the Company and have participated in the preparation of the Registration Statement. We have reviewed the Company’s Restated Certificate of Incorporation, the corporate action taken to date in connection with the Registration Statement and the registration of the Shares, and such other documents and authorities as we deem relevant for the purpose of this opinion.

Based upon the foregoing and in reliance thereon, we are of the opinion that when the Shares shall have been issued and paid for in accordance with the provisions of the applicable Plan, those Shares will be validly issued, fully paid and nonassessable.

We are opining herein only as to the effect of the federal laws of the United States and the law of the State of Delaware, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction.

We consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

/s/ Porter Wright Morris & Arthur LLP

PORTER WRIGHT MORRIS & ARTHUR LLP